Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS FIRST QUARTER RESULTS FROM
CONTINUING OPERATIONS: NET INCOME OF $239 MILLION
AND EARNINGS PER SHARE OF $.50

Riverwoods, IL, March 19, 2008 - Discover Financial Services (NYSE: DFS) today reported net income from continuing operations for the first quarter of 2008 of $239 million, or $.50 per share, as compared to $260 million, or $.54 per share in the first quarter of 2007.  Reported net income of $81 million included a $158 million loss from discontinued operations related to the company’s Goldfish business previously reported as the International Card segment.

First Quarter Highlights

•	U.S. Card managed loans grew to $47.5 billion, up 2% from last year driven primarily by a 5% increase in sales volume.
•	Revenue net of interest expense grew 13%, while total other expense increased by 2% over last year.
•
The first quarter U.S. Card managed credit card net charge-off rate was 4.37% and the managed over 30 days delinquency rate was 3.93%, up 51 basis points and 62 basis points, respectively, from last year.

•	Third-Party Payment debit and credit volume was $26.3 billion for the first quarter, 24% above last year.

“Our U.S. Card results this quarter demonstrated strong profitability despite rising credit costs,” said David Nelms, chief executive officer of Discover Financial Services.  “The net yield on our loan portfolio expanded as lower funding costs largely offset a higher level of provisioning for credit losses, which we attribute primarily to U.S. housing and mortgage issues and a deteriorating economic environment.  We had continued solid growth in credit card sales, with appropriate growth in receivables.  We also achieved strong performance this quarter in our Third-Party Payments segment, with network volume exceeding $26 billion, an increase of 24% from last year and pretax income up 30%.”

Segment Results (Managed Basis):

U.S. Card

The U.S. Card segment produced solid results in the first quarter of 2008 with pretax income of $375 million, down 6% from the first quarter of 2007, as higher provision for loan losses was largely offset by increased net interest income and other income.

•	Provision for loan losses increased 54% due to higher net charge-offs and an increase in the reserve rate, reflecting recent delinquency trends.
•	Managed net interest income increased 11% due to higher interest income partially offset by higher interest expense.
•
Interest income increased due to higher average receivables and an increase in interest yield, as a reduction in low rate balance transfer volume more than offset lower pricing on variable-rate APR accounts.

•	Interest expense increased due to increased borrowings offset by lower funding costs.
•	Other income increased, reflecting a $75 million favorable revaluation of the interest-only strip receivable and higher discount and interchange revenue due to growth in sales.

Sales volume remained strong, increasing 5% from the first quarter of last year.  Managed loans grew to $47.5 billion, up 2% from last year, as the company moderated loan growth in response to the current economic environment.  Balance transfer volumes were 43% below last year as the company implemented tighter marketing and credit criteria.  The weakening economic environment impacted cardmember delinquencies and charge-offs, with a managed credit card over 30 days delinquency rate of 3.93%, up 34 basis points from the fourth quarter of 2007 and 62 basis points from last year.  The managed credit card net charge-off rate of 4.37% was up 52 basis points from the fourth quarter of 2007 and 51 basis points from last year, consistent with the company’s current expectation for a full year managed net charge-off rate between 4.75% and 5.00%.

Third-Party Payments

The Third-Party Payments segment continued to produce strong growth in transaction volume, up 24% from last year reflecting the impact of financial institution signings in 2007 as well as increased volumes from existing financial institutions.  Increased revenues from transaction growth along with controlled expenses led to first quarter pretax income of $16 million, up 30% from the first quarter of 2007.  First quarter 2008 results also include higher marketing and pricing incentives as the company invested to grow share, as well as $3 million in revenue related to a one-time contractual payment.

Discontinued Operations

On February 7, 2008, the company announced that it reached an agreement to sell its Goldfish business in the United Kingdom, which previously had been reported as the International Card segment and, as a result, has reclassified the net assets of the business to discontinued operations in the first quarter of 2008, restating prior periods for comparability.  The company recorded a loss from discontinued operations of $158 million in the first quarter of 2008.  This included a loss from the write-down of net assets to fair value of $172 million and net income from operations of $14 million which included gains from the sale of other assets.

Dividend Declaration

The company declared a cash dividend of $.06 per share, payable on April 22, 2008, to stockholders of record at the close of business on April 3, 2008.

Conference Call and Webcast Information

The company will host a conference call to discuss its first quarter results on Wednesday, March 19, 2008, at 10 am Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America's cash rewards pioneer. Since its inception in 1986, the company has become one of the largest card issuers in the United States. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation's leading ATM/debit networks. Discover also operates the Goldfish credit card business in the United Kingdom.  For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Leslie Sutton, 224-405-3965
lesliesutton@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.discoverfinancial.com.

Financial information presented on a managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, please refer to the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments and other market indices; the availability and cost of funding and capital; access to U.S. or U.K. debt and securitization markets; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; closing of the sale of our Goldfish business in the United Kingdom; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley.

These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the year ended November 30, 2007, filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	Feb 29, 2008	Nov 30, 2007 [3]	Feb 28, 2007 [3]

Earnings Summary
Interest Income	$662,802	$659,676	$612,206
Interest Expense	339,441	350,917	251,807
Net Interest Income	323,361	308,759	360,399
Other Income	975,544	952,500	790,349
Revenue Net of Interest Expense	1,298,905	1,261,259	1,150,748
Provision for Loan Losses	305,632	296,187	147,198
Employee Compensation and Benefits	217,370	208,910	215,167
Marketing and Business Development	141,553	155,976	134,542
Information Processing & Communications	78,276	85,034	78,844
Professional Fees	73,672	94,380	76,065
Premises and Equipment	19,641	19,348	19,575
Other Expense	71,831	73,082	67,648
Total Other Expense	602,343	636,730	591,841
Income (Loss) Before Income Taxes	390,930	328,342	411,709
Tax Expense	152,101	118,368	151,891
Net Income From Continuing Operations	238,829	209,974	259,818
Discontinued Operations, Net of Tax [1,2]	(157,615)	(266,458)	(26,186)
Net Income (Loss) [1,2]	$81,214	$(56,484)	$233,632

Effective Tax Rate From Continuing Operations	38.9%	36.1%	36.9%

Balance Sheet Statistics [4]
Loan Receivables	$21,042,681	$20,831,117	$19,727,837
Total Assets	$34,222,732	$33,449,702	$26,373,020
Total Equity	$5,654,341	$5,599,422	$5,528,658
Total Tangible Equity	$5,341,020	$5,284,232	$5,213,439
Tangible Equity/Total Owned Assets	15.6%	15.8%	19.8%
ROE [1,2]	6%	(4%)	16%
ROE from Continuing Operations	17%	15%	18%

Allowance for Loan Loss (period end)	$860,378	$759,925	$663,172
Change in Loan Loss Reserves	$100,453	$130,467	$(40,744)
Interest-only Strip Receivable (period end)	$468,059	$400,313	$330,530
Net Revaluation of Retained Interests	$74,997	$37,475	$1,421

Per Share Statistics
Basic EPS [1,2]	$0.17	$(0.12)	$0.49
Basic EPS from Continuing Operations	$0.50	$0.44	$0.54
Diluted EPS [1,2,5]	$0.17	$(0.12)	$0.49
Diluted EPS from Continuing Operations [5]	$0.50	$0.44	$0.54
Stock Price (period end)	$15.09	$17.37
Book Value	$11.80	$11.72
Ending Shares Outstanding (000's) [5]	479,127	477,688	477,236
Weighted Average Shares Outstanding (000's) [5]	478,518	477,567	477,236
Weighted Average Shares Outstanding (fully diluted) (000's) [5]	481,744	477,567	477,236

Credit Card Loans [4]
Credit Card Loans - Owned	$20,556,810	$20,579,923	$19,636,991
Average Credit Card Loans - Owned	$21,148,252	$19,276,203	$21,841,166

Interest Yield	10.35%	10.53%	10.55%
Net Principal Charge-off Rate [6]	3.90%	3.44%	3.48%
Delinquency Rate (over 30 days)	3.69%	3.28%	2.97%
Delinquency Rate (over 90 days)	1.86%	1.53%	1.46%

Transactions Processed on Networks (000's)
Discover Network	378,912	378,438	361,700
PULSE Network	621,072	611,518	520,866
Total	999,984	989,956	882,566

Network Volume
PULSE Network	$24,783,895	$23,035,361	$20,029,576
Third - Party Issuers	1,545,943	1,458,959	1,215,140
Total Third - Party Payments	26,329,838	24,494,320	21,244,716
U.S. Card	24,074,331	23,482,095	22,925,046
Total	$50,404,169	$47,976,415	$44,169,762

[1] The quarter ended February 29, 2008 includes a net loss from discontinued operations of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and net income of $14 million related to the Goldfish business operations.

[2] The quarter ended November 30, 2007 includes a $391 million pre-tax ($279 million after-tax) non-cash impairment charge related to the company's Goldfish business.

[3] Certain prior period amounts have been reclassified to conform to the current period presentation.

[4] Based on Continuing Operations except equity and ROE. Equity is based on company's stockholder's equity.

[5] For all periods prior to the spin off from Morgan Stanley, the same number of shares is being used for diluted EPS as for basic EPS as no common stock of Discover Financial Services was traded prior to July 2, 2007 and no Discover equity awards were outstanding for the prior periods.

[6] Charge-off rate calculation has been restated to reflect annualization by days in the year for all periods.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	Feb 29, 2008	Nov 30, 2007 [2]	Feb 28, 2007 [2]

Earnings Summary
Interest Income	$1,652,615	$1,667,418	$1,482,566
Interest Expense	668,953	750,638	593,625
Net Interest Income	983,662	916,780	888,941
Other Income	636,679	633,014	520,685
Revenue Net of Interest Expense	1,620,341	1,549,794	1,409,626
Provision for Loan Losses	627,068	584,722	406,076
Employee Compensation and Benefits	217,370	208,910	215,167
Marketing and Business Development	141,553	155,976	134,542
Information Processing & Communications	78,276	85,034	78,844
Professional Fees	73,672	94,380	76,065
Premises and Equipment	19,641	19,348	19,575
Other Expense	71,831	73,082	67,648
Total Other Expense	602,343	636,730	591,841
Income (Loss) Before Income Taxes	390,930	328,342	411,709
Tax Expense	152,101	118,368	151,891
Net Income From Continuing Operations	238,829	209,974	259,818
Discontinued Operations, Net of Tax [3,4]	(157,615)	(266,458)	(26,186)
Net Income (Loss) [3,4]	$81,214	$(56,484)	$233,632

Balance Sheet Statistics [5]
Loan Receivables	$47,500,410	$48,180,436	$46,356,858
Average Loan Receivables	$48,863,167	$47,381,471	$46,965,884
Total Assets	$61,937,501	$60,591,475	$52,722,599
Total Equity [6]	$5,654,341	$5,599,422	$5,528,658
Total Tangible Equity [6]	$5,341,020	$5,284,232	$5,213,439
Tangible Equity/Net Managed Receivables	11.5%	11.1%	11.4%
Tangible Equity/Total Managed Assets	8.6%	8.7%	9.9%

Net Yield on Loan Receivables	8.10%	7.76%	7.68%
Return on Loan Receivables	1.97%	1.78%	2.24%

Credit Card Loans [5]
Credit Card Loans - Managed	$47,014,539	$47,929,242	$46,266,012
Average Credit Card Loans - Managed	$48,487,812	$47,251,899	$46,870,259

Managed Interest Yield	12.72%	12.85%	12.45%
Managed Net Principal Charge-off Rate [7]	4.37%	3.85%	3.86%
Managed Delinquency Rate (over 30 days)	3.93%	3.59%	3.31%
Managed Delinquency Rate (over 90 days)	1.98%	1.68%	1.63%

Credit Card Volume	$26,207,028	$26,159,776	$26,880,735
Credit Card Sales Volume	$23,155,253	$22,588,639	$22,037,053

Segment - Income Before Income Taxes
U.S. Card	$375,403	$320,751	$399,789
Third - Party Payments	15,527	7,591	11,920
Total	$390,930	$328,342	$411,709

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to  Managed Data schedule.

[2] Certain prior period amounts have been reclassified to conform to the current period presentation.

[3] The quarter ended February 29, 2008 includes a net loss from discontinued operations of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and net income of $14 million related to the Goldfish business operations.

[4] The quarter ended November 30, 2007 includes a $391 million pre-tax ($279 million after-tax) non-cash impairment charge related to the company's Goldfish business.

[5] Based on Continuing Operations except equity and ROE. Equity is based on company's stockholder's equity.

[6] Balance on a GAAP and Managed basis is the same.

[7] Charge-off rate calculation has been restated to reflect annualization by days in the year for all periods.

Discover Financial Services
U.S. Card Segment
Managed Basis[1]
(unaudited, dollars in thousands)

	Quarter Ended
	Feb 29, 2008	Nov 30, 2007 [2]	Feb 28, 2007 [2]

Earnings Summary
Interest Income	$1,651,987	$1,666,768	$1,481,992
Interest Expense	668,951	750,638	593,610
Net Interest Income	983,036	916,130	888,382
Other Income	602,411	603,709	490,003
Revenue Net of Interest Expense	1,585,447	1,519,839	1,378,385
Provision for Loan Losses	627,068	584,722	406,076
Total Other Expense	582,976	614,366	572,520
Income Before Income Taxes	$375,403	$320,751	$399,789

Loan Receivables	$47,500,410	$48,180,436	$46,356,858
Average Loan Receivables	$48,863,167	$47,381,471	$46,965,884

Net Yield on Loan Receivables	8.09%	7.76%	7.67%
Pretax Return on Loan Receivables	3.09%	2.72%	3.45%

Credit Card Loans
Credit Card Loans - Managed	$47,014,539	$47,929,242	$46,266,012
Average Credit Card Loans - Managed	$48,487,812	$47,251,899	$46,870,259

Managed Interest Yield	12.72%	12.85%	12.45%
Managed Net Principal Charge-off Rate [3]	4.37%	3.85%	3.86%
Managed Delinquency Rate (over 30 days)	3.93%	3.59%	3.31%
Managed Delinquency Rate (over 90 days)	1.98%	1.68%	1.63%

Total Credit Card Volume	$26,207,028	$26,159,776	$26,880,735
Sales Volume	$23,155,253	$22,588,639	$22,037,053

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

[2] Certain prior period amounts have been reclassified to conform to the current period presentation.

[3] Charge-off rate calculation has been restated to reflect annualization by days in the year for all periods.

Discover Financial Services
Third - Party Payments Segment
(unaudited, dollars in thousands)

	Quarter Ended
	Feb 29, 2008	Nov 30, 2007	Feb 28, 2007

Earnings Summary
Interest Income	$628	$650	$574
Interest Expense	2	-	15
Net Interest Income	626	650	559
Other Income	34,268	29,305	30,682
Revenue Net of Interest Expense	34,894	29,955	31,241
Provision for Loan Losses	-	-	-
Total Other Expense	19,367	22,364	19,321
Income Before Income Taxes	$15,527	$7,591	$11,920

Network Volume
PULSE Network	$24,783,895	$23,035,361	$20,029,576
Third - Party Issuers	1,545,943	1,458,959	1,215,140
Total Third - Party Payments	$26,329,838	$24,494,320	$21,244,716

Transactions Processed on PULSE Network (000's)	621,072	611,518	520,866

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	Feb 29, 2008	Nov 30, 2007	Feb 28, 2007

Interest Income
GAAP Basis	$662,802	$659,676	$612,206
Securitization Adjustments [1]	989,813	1,007,742	870,360
Managed Basis	$1,652,615	$1,667,418	$1,482,566

Interest Expense
GAAP Basis	$339,441	$350,917	$251,807
Securitization Adjustments	329,512	399,721	341,818
Managed Basis	$668,953	$750,638	$593,625

Net Interest Income
GAAP Basis	$323,361	$308,759	$360,399
Securitization Adjustments	660,301	608,021	528,542
Managed Basis	$983,662	$916,780	$888,941

Other Income
GAAP Basis	$975,544	$952,500	$790,349
Securitization Adjustments	(338,865)	(319,486)	(269,664)
Managed Basis	$636,679	$633,014	$520,685

Revenue Net of Interest Expense
GAAP Basis	$1,298,905	$1,261,259	$1,150,748
Securitization Adjustments	321,436	288,535	258,878
Managed Basis	$1,620,341	$1,549,794	$1,409,626

Provision for Loan Losses
GAAP Basis	$305,632	$296,187	$147,198
Securitization Adjustments	321,436	288,535	258,878
Managed Basis	$627,068	$584,722	$406,076

Loan Receivables
GAAP Basis	$21,042,681	$20,831,117	$19,727,837
Securitization Adjustments	26,457,729	27,349,319	26,629,021
Managed Basis	$47,500,410	$48,180,436	$46,356,858

Total Assets
GAAP Basis	$34,222,732	$33,449,702	$26,373,020
Securitization Adjustments	27,714,769	27,141,773	26,349,579
Managed Basis	$61,937,501	$60,591,475	$52,722,599

Tangible Equity/Total Assets
GAAP Basis	15.6%	15.8%	19.8%
Securitization Adjustments	19.3%	19.5%	19.8%
Managed Basis	8.6%	8.7%	9.9%

Credit Card Loans
Credit Card Loans
GAAP Basis	$20,556,810	$20,579,923	$19,636,991
Securitization Adjustments	26,457,729	27,349,319	26,629,021
Managed Basis	$47,014,539	$47,929,242	$46,266,012

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)
	Quarter Ended
	Feb. 29, 2008	Nov. 30, 2007	Feb. 28, 2007

Average Credit Card Loans
GAAP Basis	$21,148,252	$19,276,203	$21,841,166
Securitization Adjustments	27,339,560	27,975,696	25,029,093
Managed Basis	$48,487,812	$47,251,899	$46,870,259

Interest Yield
GAAP Basis	10.35%	10.53%	10.55%
Securitization Adjustments	14.56%	14.45%	14.10%
Managed Basis	12.72%	12.85%	12.45%

Net Principal Charge-off Rate
GAAP Basis	3.90%	3.44%	3.48%
Securitization Adjustments	4.73%	4.14%	4.19%
Managed Basis	4.37%	3.85%	3.86%

Delinquency Rate (over 30 days)
GAAP Basis	3.69%	3.28%	2.97%
Securitization Adjustments	4.11%	3.82%	3.56%
Managed Basis	3.93%	3.59%	3.31%

Delinquency Rate (over 90 days)
GAAP Basis	1.86%	1.53%	1.46%
Securitization Adjustments	2.08%	1.79%	1.75%
Managed Basis	1.98%	1.68%	1.63%

[1] Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues. Securitization income is reported in other income.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assume that the company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the company's owned loans. The company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.